Exhibit 10.2

ITRON, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE
ALL PARTICIPANTS (EXCLUDING FRANCE)

Itron, Inc. (the “Company”) hereby grants to Participant a restricted stock unit award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”), the Restricted Stock Unit Award Agreement, including Appendix A (the “Agreement”) and the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan (the “Plan”), all of which are incorporated into the Award Notice in their entirety.

Participant:	«First_Name» «Last_Name»
Grant Date:	«Grant Date»
Number of Restricted Stock Units:	«# of Units»
Vesting Schedule:	The Award will vest with respect to one-third of the Restricted Stock Units on each of the first, second and third anniversaries of the Grant Date (each, a “Vest Date”).
Additional Terms/Acknowledgement: This Award is subject to all the terms and conditions set forth in this Award Notice, the Agreement, and the Plan which are attached to and incorporated into this Award Notice in their entirety.

«First_Name» «Last_Name» I accept this award subject to the terms and conditions stated herein. «Electronically Signed»
Attachments:
1. Restricted Stock Unit Award Agreement, including Appendix A 2. Amended and Restated 2010 Stock Incentive Plan 3. Plan Prospectus

ITRON, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
ALL PARTICIPANTS (EXCLUDING FRANCE)

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement, including Appendix A (this “Agreement”), Itron, Inc. (the “Company”) has granted you a restricted stock unit award (the “Award”) under its Amended and Restated 2010 Stock Incentive Plan (the “Plan”) for the number of restricted stock units indicated in your Award Notice. Capitalized terms not expressly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of the Award are as follows:

1.	Vesting
The Award will vest according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). One share of Common Stock will be issuable for each restricted stock unit that vests. Restricted stock units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Restricted stock units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” Except as provided in Sections 2 and 3 below, the Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”). Except as provided in Sections 2 and 3 below, the Award will terminate and the Unvested Units will be forfeited upon termination of your employment for any reason.

2.	Death or Disability
In the event that your employment terminates during the Units’ vesting period by reason of death or Disability, any Unvested Units will accelerate in vesting and become Vested Units upon such termination of employment.

3.	Change in Control Transaction
3.1    In the event of a Change in Control Transaction, the Award will be subject to any change in control severance agreement or other agreement providing for change in control provisions between you and the Company (a “CIC Agreement”). If you are not party to a CIC Agreement, the provisions of this Section 3 shall apply.
3.2    In the event of a Change in Control Transaction in which (i) the Unvested Units are not assumed, substituted for, or converted into an award of the acquiring or surviving corporation (or a publicly-traded parent thereof) in a manner which prevents dilution of your rights under the Award or (ii) the acquiring or surviving corporation (or parent thereof) is not publicly-traded, any Unvested Units shall become immediately and fully vested as of the date of the Change in Control Transaction.

3.3    In the event of a Change in Control Transaction in which your Unvested Units are assumed, substituted for, or converted into an award of the acquiring or surviving public corporation (or a publicly-traded parent thereof) and your employment is terminated within twenty-four (24) months following such Change in Control Transaction, other than (a) by the Company for Cause, (b) by reason of death or Disability (which shall be governed by Section 2), or (c) by you without Good Reason, any Unvested Units shall become immediately and fully vested as of the date of your termination of employment.
3.4    Definitions - For purposes of this Section 3, the following capitalized terms shall have the meanings set forth below:
(a)    “Base Salary” shall mean your annual base salary immediately prior to a Change in Control Transaction, as such salary may be increased from time to time (in which case such increased amount shall be the Base Salary for purposes hereof), but without giving effect to any reduction thereto.
(b)    “Beneficial Owner” shall have the meaning set forth in Rule 13d‑3 under the Exchange Act.
(c)    “Cause” for termination of your employment by the Company or your employer, if different (the “Employer”) shall mean (i) your willful and continued failure (other than any such failure resulting from (A) your incapacity due to physical or mental illness, (B) any such actual or anticipated failure after the issuance by you of a notice of termination in a form prescribed by the Company for Good Reason or (C) the Employer’s active or passive obstruction of the performance of your duties and responsibilities) to perform substantially the duties and responsibilities of your position with the Employer after a written demand for substantial performance is delivered to you by the Employer, which demand specifically identifies the manner in which the Employer believes that you have not substantially performed such duties or responsibilities; (ii) your conviction by a court of competent jurisdiction for felony criminal conduct (or the equivalent under applicable local law); or (iii) your willful engaging in fraud or dishonesty which is injurious to the Company and/or the Employer or its reputation, monetarily or otherwise. No act, or failure to act, on your part shall be deemed “willful” unless committed, or omitted by you in bad faith and without reasonable belief that your act or failure to act was in, or not opposed to, the best interest of the Company and/or the Employer.
(d)    “Good Reason” for termination of your employment by you shall mean the occurrence (without your express written consent) after any Change in Control Transaction of any one of the following acts by the Company or the Employer, or failures by the Company or the Employer to act, unless, in the case of any act or failure to act described in subsection (i), (ii), (iii), (iv) or (v) below, such act or failure to act is corrected prior to the date of your termination specified in a notice of termination in a form prescribed by the Company given in respect thereof:

(i)     an adverse change in your status or position(s) with the Employer as in effect immediately prior to the Change in Control Transaction, including, without limitation, any adverse change in your status or position as a result of a diminution of your duties or responsibilities (other than, if applicable, any such change directly and solely attributable to the fact that the Company is no longer publicly owned) or the assignment to you of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of you from, or any failure to reappoint or reelect you to, such position(s);
(ii)    a reduction in your Base Salary;
(iii)    a reduction in your annual bonus opportunity or long term incentive opportunity, as compared to the year immediately preceding the year in which the Change in Control Transaction occurs;
(iv)    the failure to continue provide welfare, pension and fringe benefits which are in each case, in the aggregate, substantially similar to those provided to you immediately prior to Change in Control Transaction;
(v)    the Employer requiring you to be based at an office that is greater than 50 miles from where your office is located immediately prior to the Change in Control Transaction except for required travel on the Employer’s business to an extent substantially consistent with the business travel obligations which you undertook on behalf of the Employer prior to the Change in Control Transaction; or
Notwithstanding the foregoing, the events described in clauses (ii), (iii) or (iv) above shall not constitute Good Reason hereunder to the extent they are as a result of across-the-board reductions of the applicable compensation element following the Change in Control Transaction which are equally applicable to all similarly situated employees of the surviving corporation and its affiliates. Your right to terminate your employment for Good Reason shall not be affected by your incapacity due to physical or mental illness. In order for Good Reason to exist hereunder, you must provide notice to the Company of the existence of the condition or circumstance described above within 90 days of the initial existence of the condition or circumstance (or, if later, within 90 days of becoming aware of such condition or circumstance), and the Employer must have failed to cure such condition within 30 days of the receipt of such notice. Subject to the preceding sentence, your continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
(e)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

4.	Settlement of Vested Units.
Vested Units shall be settled on the earliest to occur of (a) a date within 30 days following the applicable Vest Date, (b) a date within 30 days following the termination of your employment (i) due to death or Disability pursuant to Section 2 above or (ii) following a Change in Control Transaction pursuant to Section 3.3 above, or (c) the date of a Change in Control Transaction pursuant to Section 3.2 above that constitutes a “change in control event” within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5).

5.	Securities Law Compliance
5.1    You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.
5.2    You hereby agree that you will in no event sell or distribute all or any part of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and any applicable state and foreign securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred with by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to register the Shares with the U.S. Securities and Exchange Commission or any foreign securities regulator and has not represented to you that it will so register the Shares.
5.3    You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any regulator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.
5.4    You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

6.	Transfer Restrictions
Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

7.	No Rights as Shareholder
You shall not have voting or other rights as a shareholder of the Company with respect to the Units.

8.	Book Entry Registration of Shares
The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.

9.	Responsibility for Taxes
9.1    Regardless of any action the Company or your employer, if different (the “Employer”) take with respect to any and all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the granting or vesting of the Award, the settlement of Vested Units, the issuance of Shares upon settlement of the Vested Units, the subsequent sale of Shares acquired upon settlement of the Vested Units and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
9.2    Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and or the Employer to satisfy all Tax-Related Items.
(a)    In this regard, you hereby irrevocably appoint Fidelity or any stock plan service provider or brokerage firm designated by the Company for such purpose (the “Agent”) as your Agent, and authorize the Agent, to:
(i)    Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the settlement date for any Vested Unit, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the Tax-Related Items and all applicable fees and commissions due to, or required to be collected by, the Agent;
(ii)    Remit directly to the Company the cash amount necessary to cover the Tax-Related Items;

(iii)    Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of Shares referred to in clause (i) above; and
(iv)    Remit any remaining funds to you.
(b)    Alternatively, or in addition to or in combination with the withholding mechanism described in Section 9.2(a), you authorize the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by:
(i)    requiring you to pay to the Company or the Employer any amount of the Tax-Related Items; and/or
(ii)    withholding any amount of the Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer; and/or
(iii)    withholding in Shares to be issued upon settlement of the Vested Units, provided, however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Plan Administrator (as constituted to satisfy Rule 16b-3 of the Exchange Act) shall establish the method of withholding from the alternatives (i) - (iii) herein and, if the Plan Administrator does not exercise its discretion prior to the Tax-Related Items withholding event, then you shall be entitled to elect the method of withholding from the alternatives (i) - (iii) herein.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the Vested Units notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. The Company may refuse to issue or deliver Shares to you if you fail to comply with your obligations in connection with the Tax-Related Items.
9.3    You acknowledge that the authorization and instruction to the Agent set forth in Section 9.2(a)(i) above to sell Shares to cover the Tax-Related Items is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (regarding trading of the Company’s securities on the basis of material nonpublic information) (a “10b5-1 Plan”). This 10b5-1 Plan is being adopted to permit you to sell a number of Shares issued upon settlement of Vested Units sufficient to pay the Tax-Related Items.
You acknowledge that the broker is under no obligation to arrange for the sale of Shares at any particular price. You further acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. You acknowledge that it may not be possible to sell Shares during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the NASDAQ or other exchange where the Shares may be traded, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan. In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the Tax-Related Items.
You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of the 10b5-1 Plan. You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans. The Agent is a third party beneficiary of Section 9.2(a)(i) and this 10b5-1 Plan.

10.	Nature of Grant
In accepting the grant, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)    all decisions with respect to future grants of restricted stock units, if any, will be at the sole discretion of the Company;
(d)    the grant of the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Employer, the Company or any Related Corporation and shall not interfere with the ability of the Employer, the Company or any Related Corporation to terminate your employment or service relationship (if any);
(e)    you are voluntarily participating in the Plan;
(f)    the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;
(g)    the Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and, in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any Related Corporation or the Employer, waive the ability, if any, to bring any such claim and release the Company, any Related Corporation and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you will be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(j)    for purposes of the Award, your employment will be considered terminated as of the date you cease to actively provide services to the Company or a Related Corporation; further, in the event of termination of your employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the Award, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Company’s Chief Executive Officer shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award (including whether or not you may still be considered to be providing services while on an approved leave of absence);
(k)    unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(l)    the following provisions apply only if you are providing services outside the United States:
(i)    the Award and the Shares subject to the Award are not part of normal or expected compensation or salary for any purpose;
(ii)    neither the Company, the Employer nor any Related Corporation shall be liable for any foreign exchange rate fluctuation between your local currency and the United States dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.

11.    No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan. You acknowledge that you have either consulted with competent advisors independent of the Company to obtain advice concerning the receipt of the Award and the acquisition or disposition of any Shares to be issued pursuant to the Award in light of your specific situation or had the opportunity to consult with such advisors but chose not to do so.
12.    Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company and its Related Corporations for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
You understand that Data will be transferred to Fidelity or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you the Award or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
13.    Electronic Delivery and Participation
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
14.    Language
If you have received this Agreement (or any portion thereof) or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
15.    General Provisions
15.1    Successors and Assigns. The provisions of this Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.
15.2    Section 409A.
(a)    For purposes of U.S. taxpayers, the settlement of the Units is intended to be in compliance with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Plan Administrator may, at any time and without your consent, modify the terms of the Award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance or to mitigate any additional tax, interest and/or penalties that may apply under Section 409A of the Code if compliance is not practicable. The Company makes no representation or covenant to ensure that the Units, settlement of the Units or other payment hereunder are compliant with Section 409A of the Code and will have no liability to you or any other party if the settlement of the Units or other payment hereunder that is intended to be compliant with Section 409A of the Code, is not compliant or for any action taken by the Plan Administrator with respect thereto.
(b)    Notwithstanding anything in this Agreement to the contrary, any Units that become vested under this Agreement by reason of a termination of employment and that constitute an item of non-qualified deferred compensation subject to Section 409A of the Code shall not be settled unless you experience a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”) and such Units shall be settled within 90 days of a Separation from Service; provided, however, that if you are a “specified employee” within the meaning of Section 409A of the Code as of the date of the Separation from Service (as determined according to the methodology established by the Company as in effect on the date of your termination of employment), such Units shall instead be settled on the first business day that is after the earlier of (i) the date that is six months following the date of the Separation from Service or (ii) the date of your death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereto.
15.3    Governing Law and Choice of Venue. The Award and the provisions of this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to such state’s principles of conflict of laws. For the purposes of litigating any dispute that arises under this grant of this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington and agree that such litigation shall be conducted in the courts of Spokane County, Washington, or the federal courts for the United States for the Eastern District of Washington, where this grant is made and/or to be performed.
15.4    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
15.5    Notice. Any notice required or permitted hereunder shall be made in writing and sent to the following address:
Itron, Inc.
Attn. General Counsel
2111 N. Molter Road
Liberty Lake, WA USA 99019
16.    Appendix A
Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in Appendix A to this Agreement for your country (“Appendix A”). Moreover, if you relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.
17.    Imposition of Other Requirements
The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing

18.    Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.

APPENDIX A

ITRON, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
ALL PARTICIPANTS (EXCLUDING FRANCE)
Terms and Conditions
This Appendix A includes additional terms and conditions that govern the grant of the restricted stock unit award (the “Award”) under the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan (the “Plan”) in the countries listed below. Capitalized terms not expressly defined in this Appendix A but defined in the Plan or the Restricted Stock Unit Award Agreement (the “Agreement”) shall have the same definitions as in the Plan and/or the Agreement, as applicable.
Notifications
This Appendix A also includes information regarding exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of February 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the Award vests or the Shares acquired under the Plan are sold.
In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
* * * * *
If you are a citizen or resident of a country other than the one in which you are currently working, or if you transfer employment or residency to another country after the Award is granted, the terms and conditions and information contained herein may not be applicable to you or may not be applicable to you in the same manner. The Company shall, in its sole discretion, determine to what extent the terms and conditions herein shall apply to you in such a situation.

ALL COUNTRIES
Notifications
Insider Trading Restrictions/Market Abuse Laws. Depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., the Award) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring compliance with any applicable restrictions and you are advised to consult your personal legal advisor on this matter.
ARGENTINA
Notifications
Securities Law Notification. Neither the Award nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Notification. In the event that you transfer proceeds from the sale of Shares into Argentina within 10 days of receipt (i.e., the proceeds have not been held in the offshore bank or brokerage account for at least 10 days prior to transfer), you must deposit 30% of the proceeds into a non-interest bearing account in Argentina for 365 days. The Argentine bank handling the transaction may request certain documentation in connection with your request to transfer proceeds into Argentina, including evidence of the sale and proof that no funds were remitted out of Argentina to acquire the Shares. If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the proceeds be placed in a non-interest bearing dollar denominated mandatory deposit account for a holding period of 365 days.
Please note that exchange control regulations in Argentina are subject to frequent change. You should consult with your personal legal advisor regarding any exchange control obligations you may have in connection with your participation in the Plan.
AUSTRALIA
Notifications
Securities Law Notification. If you acquire Shares under the Plan and subsequently offer the Shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law and you should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

AUSTRIA
Notifications
Consumer Protection Notification. You may be entitled to revoke acceptance of the Award on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Plan:
(i)    If you accept the Award outside the business premises of the Company, you may be entitled to revoke your acceptance of the Award, provided the revocation is made within one (1) week after such acceptance of the Award.
(ii)    The revocation must be in written form to be valid. It is sufficient if you return the Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Agreement, provided the revocation is sent within the period discussed above.
Exchange Control Notification. If you hold Shares acquired under the Plan outside of Austria, you may be required to submit a report to the Austrian National Bank either on an annual basis or on a quarterly basis, depending on the value of the Shares. In addition, a separate reporting requirement may apply when you sell Shares acquired under the Plan if the cash proceeds are held outside of Austria, depending on the transaction volume of all of your accounts abroad. You should consult with your personal legal advisor regarding any exchange control reporting obligations you may have in connection with your participation in the Plan.
BELGIUM
Notifications
Foreign Account Reporting Notification. If you are a Belgian resident, you are required to report any bank or brokerage accounts held outside of Belgium on your annual tax return.
BRAZIL
Terms and Conditions
Compliance with the Law. In accepting the grant of the Award, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable tax associated with the Award and the sale of the Shares acquired under the Plan.
Notifications
Exchange Control Notification. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.

CANADA
Terms and Conditions
Vesting. This provision supplements Section 1 of the Agreement:
The grant of the Award does not provide any right for you to receive a cash payment and the Vested Units will be settled in Shares only.
Nature of Grant. The following provision replaces Section 10(j) of the Agreement:
For purposes of the Award, your employment or service relationship will be considered terminated as of the earlier of:  (i) the date your employment with the Company and its Related Corporations is terminated, (ii) the date you receive written notice of termination from the Company or the Employer, regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any, or (iii) the date you are no longer actively employed by or actively providing services to the Company or any of its Related Corporations and, unless otherwise expressly provided in the Agreement or determined by the Company, your right to vest in the Award, if any, will terminate as of such date; the Company’s Chief Executive Officer shall have the exclusive discretion to determine when you are no longer actively employed or actively providing services for purposes of the Award (including whether you may still be considered to be actively employed or actively providing services while on a leave of absence).
Notifications
Securities Law Notification. You are permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ.
Foreign Assets Reporting Notification. You are required to report your foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Foreign property includes Shares acquired under the Plan, proceeds from the sale of Shares and may include the Award granted under the Plan. You should consult your personal tax advisor regarding the details of this requirement.
CHILE
Notifications
Securities Law Notification. Pursuant to Ruling No. 99 of 2001 issued by the Chilean Superintendence of Securities (“CSS”), neither the Units nor any Shares that may be issued under the Plan will be registered with the Registry of Securities held by the CSS nor are they under the control or supervision of the CSS.

Exchange Control Notification. You are not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile; however, if you decide to repatriate proceeds from the sale of Shares and the amount of the proceeds to be repatriated exceeds US$10,000, you must use the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) to repatriate the proceeds into Chile.
Further, if the value of your aggregate investments held outside of Chile exceeds US$5,000,000 (including the value of Shares acquired under the Plan) at any time in the relevant calendar year, you must report the status of such investments annually to the Central Bank.
Tax Reporting and Registration Notification. You must file Tax Form 1851 in relation to any Shares acquired under the Plan that are held abroad and any taxes paid abroad (if you will be seeking a credit against Chilean income tax owed) with the Chilean Internal Revenue Service (the “CIRS”), The form must be submitted through the CIRS web page at www.sii.cl before March 15th of each year.
Registration of the acquisition of Shares with the CIRS will also provide evidence of the acquisition price of the Shares which you will need when the Shares are sold. It may also be possible for you to provide other evidence in the form of the Agreement or a report of the price paid for the Shares and the number of Shares acquired and sold; however, neither the Company nor Fidelity (or any other stock plan service provider designated by the Company) are under any obligation to provide you with such a report. You should consult with your personal legal and tax advisors regarding how to register with the CIRS (if desired).
CHINA
Terms and Conditions
Vesting. This provision supplements Section 1 of the Agreement.
To facilitate compliance with applicable laws or regulations in China, you agree and acknowledge that the Company or the Agent is entitled to (a) immediately sell all Shares issued to you upon settlement of the Vested Units (on your behalf pursuant to this authorization), either at the time the Vested Units are settled or when you cease employment with the Employer, the Company or a Related Corporation, or (b) require that any Shares acquired under the Plan be held with the Agent until the Shares are sold. You also agree to sign any forms and/or consents required by the Agent to effectuate the sale of Shares in case you cease employment and you acknowledge that the Agent is under no obligation to arrange for the sale of the Shares at any particular price. In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with applicable exchange control law and regulations, as further described below.
Exchange Control Requirements.  You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares acquired under the Plan to China. You further understand that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, a Related Corporation or the Employer, and you hereby consent and agree that any cash proceeds from the sale of Shares acquired under the Plan may be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
CZECH REPUBLIC
Notifications
Exchange Control Notification. Upon request of the Czech National Bank (the “CNB”), you may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (Shares and proceeds from the sale of Shares may be included in this reporting requirement). You may need to report the following even in the absence of a request from the CNB: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 200,000,000 or more.
GERMANY
Notifications
Exchange Control Notification. You must report any cross-border payments in excess of €12,500 to the German Federal Bank on a monthly basis. If you make or receive a payment in excess of this amount, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
HUNGARY
There are no country-specific provisions.
INDIA
Notifications
Exchange Control Notification. You understand that you must repatriate any proceeds from the sale of Shares acquired under the Plan to India within ninety (90) days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of the proceeds in the event the Reserve Bank of India or the Employer requests proof of repatriation. You are also responsible for complying with any other exchange control laws in India that may apply to the Award or the Shares acquired under the Plan.
Foreign Account / Assets Reporting Notification.  You are required to declare any foreign bank accounts and any foreign financial assets (including Shares  acquired under the Plan, proceeds from the sale of Shares and, possibly, the Award) in your annual tax return.
INDONESIA
Notifications
Exchange Control Information. If you remit funds (including proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a more detailed description of the transaction must be included in the report and you may be required to provide information about the transaction (e.g., the relationship between you and the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report.
IRELAND
Notifications
Director Notification Requirement. If you are a director (including a shadow director1 ) or a secretary of an Irish Related Corporation, you (and your spouse, your children under 18 years of age and any family-held company or trust) are subject to certain notification requirements under the Companies Act. Among these requirements is the obligation to notify the Irish Related Corporation in writing when receiving or disposing of an interest in the Company (e.g., Units, Shares). Such notification must be made within five (5) business days of receiving or disposing of such an interest, becoming aware of the event giving rise to the notification requirement or becoming a director or secretary if such an interest exists at that time.
ITALY
Terms and Conditions
Data Privacy. This provision replaces Section 12 of the Agreement:
You understand that the Employer, the Company and any Related Corporation may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Related Corporation, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor and will process such data for the exclusive purpose of implementing, managing and administering the Plan (“Data”) and in compliance with applicable laws and regulations.

1 A shadow director is an individual who is not on the board of the Irish Related Corporation but who has sufficient control so that the board of directors of the Irish Related Corporation acts in accordance with the directions and instructions of the individual.

You also understand that providing the Company with Data is mandatory for compliance with local law and necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The controller of personal data processing is Itron, Inc. with registered offices at 2111 N. Molter Road, Liberty Lake, Washington 99019, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Itron Italia SPA, with registered offices at Via Gorky, 105, 20092 Cinisello Balsamo, Milan, Italy.
You understand that Data will not be publicized, but it may be accessible by the Employer and its internal and external personnel in charge of processing of such Data and by the data processor (the “Processor”), if any. An updated list of Processors and other transferees of Data is available upon request from the Employer. Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. You understand that Data may also be transferred to the independent registered public accounting firm engaged by the Company. You further understand that the Company and/or any Related Corporation will transfer Data among themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or any Related Corporation may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares acquired upon vesting of the Units. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the sole purpose of implementing, administering, and managing your participation in the Plan. You understand that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, in accordance with local law and may be located in or outside the European Economic Area in countries such as in the United States that might not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to the performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. You should contact the Employer in this regard.

1 A shadow director is an individual who is not on the board of the Irish Related Corporation but who has sufficient control so that the board of directors of the Irish Related Corporation acts in accordance with the directions and instructions of the individual.

Furthermore, you are aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your human resources department.
Plan Document Acknowledgment. In accepting the grant of the Award, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix A.
You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement and this Appendix A: Section 1: Vesting; Section 3: Change in Control Transaction; Section 9: Responsibility for Taxes; Section 10: Nature of Grant; Section 13: Electronic Delivery and Participation; Section 14: Language; Section 15.3: Governing Law and Choice of Venue; Section 17: Imposition of Other Requirements; and the Data Privacy provision above.
Notifications
Foreign Assets Reporting Notification. If you are an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, you are required to report these assets on your annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
JAPAN
Notifications
Foreign Assets Reporting Notification. If you hold assets outside of Japan (e.g., Shares acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets. You should consult your personal tax advisor regarding the details of this requirement.
KOREA
Notifications
Exchange Control Notification. If you realize US$500,000 or more from the sale of Shares in a single transaction, you must repatriate the sale proceeds to Korea within eighteen (18) months of the sale.
Foreign Assets Reporting Notification. If you are a Korean resident, you must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). You should consult your personal tax advisor regarding the details of this requirement.

LUXEMBOURG
There are no country-specific provisions.
MALAYSIA
Notifications
Director Notification Requirement. If you are a director of a Malaysian Related Corporation, you are subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Related Corporation in writing when you acquire or dispose of an interest (e.g., Units, Shares) in the Company or a Related Corporation. Such notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or a Related Corporation.
MEXICO
Terms and Conditions
Acknowledgement of the Agreement. By accepting the Award, you acknowledge that you have received a copy of the Plan, the Award Notice, and the Agreement, including this Appendix A, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan, the Award Notice, and the Agreement, including this Appendix A. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in the “Nature of Grant” section of the Agreement, which clearly provide as follows:

(1)	Your participation in the Plan does not constitute an acquired right;

(2)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;

(3)	Your participation in the Plan is voluntary; and

(4)	The Company and its Related Corporations are not responsible for any decrease in the value of any Shares acquired upon settlement of the Award.
Labor Law Acknowledgement and Policy Statement. By accepting the Award, you acknowledge that Itron, Inc., with registered offices at 2111 N. Molter Road, Liberty Lake, Washington 99019, United States of America, is solely responsible for the administration of the Plan. You further acknowledge that your participation in the Plan, the grant of the Award and any acquisition of Shares under the Plan do not constitute an employment relationship between you and Itron, Inc. because you are participating in the Plan on a wholly commercial basis and your sole employer is Itron Servicios, S.A. de C.V. (“Itron-Mexico”). Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Itron-Mexico, and do not form part of the employment conditions and/or benefits provided by Itron-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Itron, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its Related Corporations, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Acuerdo. Al aceptar el Premio, usted reconoce que ha recibido una copia del Plan, la notificación del Premio, y el Acuerdo, inclusive este anexo A, el cual ha tenido oportunidad de revisar. Usted reconoce, además, que acepta todas las disposiciones del Plan, la Notificación del Premio y el Acuerdo, incluyendo este anexo A. Usted también reconoce que ha leído y de forma expresa aprueba los términos y condiciones establecidos en la seccion denominada “Naturaleza del Premio” del Acuerdo, que claramente dispone lo siguiente:

(1)	Su participación en el Plan no constituye un derecho adquirido;

(2)	El Plan y su participación en el Plan se ofrecen por la Compañía en forma totalmente discrecional;

(3)	Su participación en el Plan es voluntaria; y

(4)	La Compañía y sus Subsidiarias o Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas en la obtención del Premio.
Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política. Al aceptar el Premio, usted reconoce que Itron, Inc, con domicilio social en 2111 N. Molter Road, Liberty Lake, Washington 99019, Estados Unidos de América, es el único responsable de la administración del Plan. Además, usted acepta que su participación en el Plan, la concesión del Premio y cualquier adquisición de acciones en el marco del Plan no constituyen una relación laboral entre usted y Itron, Inc. porque usted está participando en el Plan en su totalidad sobre una base comercial y su único empleador es Itron Servicios, S.A. de C.V. (“Itron-Mexico”). Derivado de lo anterior, usted expresamente reconoce que el Plan y los beneficios que pueden derivarse de la participación en el Plan no establece ningún derecho entre usted y su Empleador, Itron-Mexico, y que no forman parte de las condiciones de empleo y / o prestaciones previstas por Itron-Mexico, y cualquier modificación del Plan o la terminación de su contrato no constituirá un cambio o deterioro de los términos y condiciones de su empleo.
Además, usted receonoce que su participación en el Plan es derivada de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto a modificar y / o suspender su participación en el Plan en cualquier momento, sin responsabilidad alguna para con usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Itron, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía, sus Subsidiarias o Afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
POLAND
Notifications
Exchange Control Notification. If you transfer funds in excess of €15,000 into Poland in connection with the sale of Shares acquired under the Plan, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. Additionally, if you hold Shares acquired under the Plan and/or keep a bank account abroad, you may have reporting duties to the National Bank of Poland depending on the value of your assets held abroad. You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.
PORTUGAL
Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Você expressamente declara ter pleno conhecimento do idioma inglês e ter lido, entendido e totalmente aceito e concordou com os termos e condições estabelecidas no plano e no acordo.
Notifications
Exchange Control Notification. If you acquire Shares upon settlement of the Vested Units, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.

RUSSIA
Notifications
Exchange Control Notification. You must repatriate to Russia the proceeds from the sale of Shares and any cash dividends received in relation to the Shares within a reasonably short time of receipt. Such funds must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) you must give notice to the Russian tax authorities about the opening or closing of each foreign account within one month of the account opening or closing, as applicable. You are strongly advised to contact your personal legal advisor regarding your obligations resulting from participation in the Plan as significant penalties may apply in the case of non-compliance with exchange control requirements and because such exchange control requirements may change.
Securities Law Notification. The Agreement, the Plan and all other materials you may receive regarding the Award and participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of Shares under the Plan has not and will not be registered in Russia and, therefore, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will Shares be delivered to you in Russia; all Shares acquired under the Plan will be maintained on your behalf in the United States. You are not permitted to sell Shares directly to a Russian legal entity or resident.
SINGAPORE
Notifications
Securities Law Notification. The grant of the Award is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Award is subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Shares are currently traded on the NASDAQ Global Select Market, which is located outside of Singapore, under the ticker symbol “ITRI” and Shares acquired under the Plan may be sold through this exchange.
Director Notification Requirement. If you are a director, associate director or shadow director2     of a Singapore Related Corporation, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Related Corporation in writing when you receive or dispose of an interest (e.g., Units, Shares) in the Company or a Related Corporation. These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Related Corporation or within two (2) business days of becoming a director, associate director or shadow director if such an interest exists at that time.

2 A shadow director is an individual who is not on the board of directors of the Singapore Related Corporation but who has sufficient control so that the board of directors of the Singapore Related Corporation acts in accordance with the directions and instructions of the individual.

SOUTH AFRICA
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 9 of the Agreement:
In accepting the grant of the Award, you agree that, immediately upon vesting of the Award, you will notify the Employer of the amount of any gain realized. If you fail to advise the Employer of the gain realized upon vesting, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability resulting from the Award and the amount withheld by the Company or the Employer.
Notifications
Exchange Control Notification. You are solely responsible for ensuring compliance with any applicable exchange control laws and regulations in South Africa. Because exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares to ensure compliance with current regulations. Neither the Company nor the Employer has any obligation to obtain any applicable exchange control approval or complete any applicable exchange control filings on your behalf. You (not the Company nor the Employer) will be liable for any fines or penalties resulting from your failure to comply with any applicable requirements.

2 A shadow director is an individual who is not on the board of directors of the Singapore Related Corporation but who has sufficient control so that the board of directors of the Singapore Related Corporation acts in accordance with the directions and instructions of the individual.

SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 10 of the Agreement:
In accepting the grant of the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards to individuals who may be employees of the Company or a Related Corporation throughout the world. The decision is limited and entered into based upon the express assumption and condition that any grant will not bind the Company or a Related Corporation, other than as expressly set forth in the Agreement. Consequently, you understand that the Award is granted on the assumption and condition that the Award and any Shares acquired upon settlement of the Vested Units are not part of any employment contract (whether with the Company or a Related Corporation) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever.
Additionally, you understand that the vesting of the Award is expressly conditioned on your continued and active rendering of service to the Company or a Related Corporation such that if your employment terminates for any reason (including for the reasons listed below but excluding the reasons and circumstances specified in Sections 2 and 3 of the Agreement), the Award will cease vesting immediately effective as of the date of termination of your employment.  This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause; (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate employment due to a change of work location, duties or any other employment or contractual condition; (4) you terminate employment due to unilateral breach of contract of the Company or any of its Related Corporations; or (5) your employment terminates for any other reason (excluding the reasons and circumstances specified in Sections 2 and 3 of the Agreement).  Consequently, upon termination of your employment for any of the above reasons, you will automatically lose any rights to the Award granted to you to the extent that the Units subject to the Award have not yet become Vested Units as of the date of your termination of employment, as described in the Agreement.
You acknowledge that you have read and specifically accept the conditions referred to in Section 1 of the Agreement.
Finally, you understand that this grant would not be made to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Award shall be null and void.
Notifications
Securities Law Notification. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory in connection with the Award. The Plan, the Agreement (including this Appendix) and any other documents evidencing the grant of the Award have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Exchange Control Notification. You must declare the acquisition, ownership and disposition of stock in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares acquired or disposed of during the prior year and/or for Shares owned as of December 31 of the prior year; however, if the value of the Shares acquired or disposed under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition, as applicable.
You may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any Shares received by the Company), depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. You should consult your personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.
Foreign Assets Reporting Notification. You are required to report assets or rights deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of such Shares) if the value of such rights or assets exceeds a certain threshold. This obligation applies to assets and rights held as of December 31 (or at any time during the year in which the asset or right is sold or otherwise disposed of) and requires that information on such assets and rights be included in your tax return filed with the Spanish tax authorities for such year. After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported asset or right increases by more than a certain threshold or if ownership of such asset or right is transferred or relinquished during the year.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Notification. The grant of the restricted stock units under the Plan is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

THAILAND
Notifications
Exchange Control Notification. You must repatriate any funds received pursuant to the Plan (e.g., proceeds from the sale of Shares) to Thailand immediately upon receipt if the amount of such funds is equal to or greater than US$50,000 in a single transaction. In this case, you must (i) convert such funds to Thai Baht or deposit the funds in a foreign exchange account with a commercial bank in Thailand within 360 days of repatriation and (ii) report the inward remittance by submitting a Foreign Exchange Transaction Form to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency).
UNITED ARAB EMIRATES
Notifications
Securities Law Notification. The Agreement, the Plan, and other incidental communication materials related to the Award are intended for distribution only to employees of the Company and its Related Corporations for the purposes of an incentive scheme. The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of the  Agreement or the Plan, you should consult an authorized financial adviser.
UNITED KINGDOM
Terms and Conditions
Vesting. This provision supplements Section 1 of the Agreement:
The grant of the Award does not provide any right for you to receive a cash payment and the Vested Units will be settled in Shares only.
Responsibility for Taxes. The following provision supplements Section 9 of the Agreement:
If payment or withholding of the income tax due is not made within ninety (90) days of the event giving rise to the liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 9.2 of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover the income tax due. In the event that you are a director or executive officer and the income tax due is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit. You further acknowledge that the Company or the Employer may recover such amounts from you by any of the means referred to in Section 9.2 of the Agreement.
Joint Election. As a condition of your participation in the Plan, you agree to accept any liability for secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Award and any event giving rise to Tax-Related Items.  To accomplish the foregoing, you agree to execute the following joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to you. You further agree to execute such other joint elections as may be required between yourself and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 9.2 of the Agreement.
If you do not enter into a Joint Election prior to vesting of the Award or any other event giving rise to Tax-Related Items, you will forfeit the Units and any benefits in connection with the Award, and any Shares that have been issued will be returned to the Company at no cost to the Company, without any liability to the Company and/or the Employer.

ITRON, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
Important Note on the Joint Election to Transfer
Employer National Insurance Contributions
As a condition of participation in the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan (the “Plan”) and the vesting of the restricted stock unit award (the “Award”) that has been granted to you by Itron, Inc. (the “Company”), you are required to enter into a joint election to transfer to you any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the Award, or in connection with future restricted stock unit awards, granted to you by the Company under the Plan (the “Joint Election”).
If you do not agree to enter into the Joint Election, the Award will be worthless, as (under the terms of the Restricted Stock Unit Award Agreement) you will not be able to vest in the Award or receive any benefit in connection with the Award.
By entering into the Joint Election:

●
you agree that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the Award (and the acquisition of shares of the Company’s common stock) or other taxable events in connection with the Award will be transferred to you; and

●	you authorise the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Restricted Stock Unit Award Agreement and/or the Joint Election.
Indicating your acceptance of the Restricted Stock Unit Award Agreement indicates your agreement to be bound by the terms of the Joint Election.
Please read the terms of the Joint Election carefully before accepting the Restricted Stock Unit Award Agreement
and the Joint Election.
Please print and keep a copy of the Joint Election
for your records.

ITRON, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
Restricted Stock Units
for Employees in the United Kingdom
FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

1.	Parties
This Election is between:

(A)
You, the individual who has obtained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”), and who is eligible to receive a restricted stock unit award pursuant to the terms and conditions of the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan (the “Plan”), and

(B)
Itron, Inc. of 2111 N. Molter Road, Lake Liberty, Washington 99019, U.S.A. (the “Company”) which may grant restricted stock unit awards under the Plan and is entering this Election on behalf of the Employer.

2.	Purpose of Election

2.1
This Election relates to the Employer’s secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Taxable Event” pursuant to section 4(4)(a) or paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992, including but not limited to:

(i)	the acquisition of securities pursuant to the restricted stock unit award (pursuant to section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the restricted stock unit award in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)	the receipt of a benefit in connection with the restricted stock unit award other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA).
In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to the Social Security Contributions and Benefits Act 1992.

2.3	This Election applies to all restricted stock unit awards granted to the Employee under the Plan, on or after 6 May 2010 up to the termination date of the Plan.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

3.	The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by clicking on the acceptance of the Restricted Stock Unit Award button where indicated, he or she will become personally liable for the Employer’s Liability covered by this Election.

4.	Payment of the Employer’s Liability

4.1
Notwithstanding that pursuant to this Election, the Employer’s Liability is transferred to the Employee, the Employee authorises the Employer and the Employer agrees, to remit the Employer’s Liability to Her Majesty’s Revenue and Customs (“HMRC”) on behalf of the Employee within 14 days following the end of the UK Income Tax month during which the Taxable Event occurs, or within 17 days following the end of the UK Income Tax month during which the Taxable Event occurs, if submitted electronically. The Employee agrees to pay to the Employer the Employer’s Liability on demand at any time on or after the Taxable Event.

4.2	Without limitation to Clause 4.1 above, the Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time on or after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the restricted stock unit award; and/or

(iv)	through any other method set forth in the Restricted Stock Unit Award Agreement entered into between the Employee and the Company.

4.3	The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

5.    Duration of Election

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the UK Employer on the date on which the Employer’s Liability becomes due.

5.2    This Election will continue in effect until the earliest of the following:

(i)	such time as both the Employee and the Company agree in writing that it should cease to have effect;

(ii)	the date the Company serves written notice on the Employee terminating its effect;

(iii)	the date HMRC withdraws approval of this Form of Election; or

(iv)	the date the Election ceases to have effect in accordance with its terms in respect of any outstanding restricted stock unit awards granted under the Plan.
Acceptance by the Employee
The Employee acknowledges that by clicking on the acceptance of the Restricted Stock Unit Award button where indicated, the Employee agrees to be bound by the terms of this Election as stated above.
Acceptance by the Company
The Company acknowledges that by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election as stated above.

Vice President and Corporate Controller
Itron, Inc.
Date:

Schedule to Form of Election - Employing Companies
The Employing Companies to which this Form of Election relates are:
(1)    Itron Metering Solutions UK Limited

Registered Office:	Langer Road, Felixstowe, Suffolk, IP11 2ER United Kingdom
Company Number:	04274515
Corporation Tax District:
Corporation Tax Reference:
PAYE District:
PAYE Reference:

UNITED STATES

There are no country specific provisions.